Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Charlie’s Holdings, Inc.

We consent to the use in this Registration Statement on Form S-1 of Charlie’s Holdings, Inc. of our report dated April 3, 2019 relating to the financial statements of Charlie’s Chalk Dust, LLC as of December 31, 2018 and 2017, and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Squar Milner LLP

Irvine, California
July 10, 2019